UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

RMR Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RMR!REAL!ESTATE!INCOME!FUND!(RIF) SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2020 AT ’:30 AM ET YOUR!“FOR”!VOTE!IS!CRITICAL!TO!IMPLEMENT!THE !BUSINESS!CHANGE!PROPOSAL! YOUR BOARD RECOMMENDS YOU VOTE “FOR” THE BUSINESS CHANGE PROPOSAL AS THE BEST PATH FORWARD TO LONG TERM VALUE. PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS A VOTE “FOR” THE BUSINESS CHANGE PROPOSAL. VOTE!NOW! AUTHORIZE YOUR PROXY BY INTERNET – www.proxyvote.com Visit www.proxyvote.com and enter your 16 digit control number provided in your proxy card or voting instruction form before 11:59 p.m., Eastern time, on April 15, 2020 to authorize a proxy VIA THE INTERNET. AUTHORIZE YOUR PROXY BY PHONE – 1-800-690-6903 Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern time, on April 15, 2020 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your proxy card or voting instruction form. AUTHORIZE YOU PROXY BY MAIL Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you have any questions about voting please contact Morrow Sodali, RIF’s proxy solicitor at (800) 662-5200. We urge you to read RIF’s proxy statement for the Special Meeting because it contains important information about the Business Change Proposal. You can obtain the proxy statement, and any other relevant documents, for free at the SEC’s website, www.sec.gov, by contacting Morrow Sodali as indicated above or by logging on to the internet address located on your proxy ballot and following the instructions on the website.